Exhibit 5.1

November 9, 2006

NexMed, Inc.
89 Twin Rivers Drive
East Windsor, NJ 08520

Ladies and Gentlemen:

We have acted as special Nevada counsel to NexMed, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) issuable upon the exercise of options granted, the grant of restricted stock awards, or the grant of stock appreciation rights, pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”).

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purpose of rendering this opinion. We have examined originals or copies certified or otherwise identified to our satisfaction as being true copies or reproductions of the Registration Statement, the Plan, the Company’s Articles of Incorporation and Bylaws, each as amended to date, and such other documents, agreements, instruments and corporate records as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have also obtained from officers and other representatives of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) each document we examined has been duly and validly executed and delivered by each party thereto to the extent due execution and delivery are a prerequisite to the effectiveness thereof; (ii) the statements of fact and all representations and warranties set forth in the documents we have examined are true and correct; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (v) there are no oral or written modification of or amendments to the documents we examined and there has been no waiver of the provisions thereof by action or conduct of the parties or otherwise; and (vi) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

NexMed, Inc.
November 9, 2006

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect thereon of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to any orders, consents or other authorizations or approvals as may be required by any federal law, including any federal securities law, or any state securities or “Blue Sky” laws.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares are duly authorized for issuance and, when and to the extent issued in accordance with the terms of the Plan, as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable Nevada laws in effect and the facts in existence as of the date of this letter. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

SCHRECK BRIGNONE